Exhibit A

                                         ENERGYNORTH, INC. AND SUBSIDIARIES
                                            CONSOLIDATING BALANCE SHEET
                                                       ASSETS
                                                 December 31, 1998
                                                     Unaudited
                                                   (in thousands)

                                                ENI       ENGI     ENPI     ENMI     ENRI    BBC   ERI   Elimina-      Total
                                                                                                            tions
                                            --------------------------------------------------------------------------------

Property:
  Utility plant, at cost                    $     -   $161,394   $    -   $    -   $    -   $  -   $ -   $     31   $161,425
  Accumulated depreciation and
   amortization                                   -     52,759        -        -        -      -     -          4     52,763
                                            --------------------------------------------------------------------------------
    Net utility plant                             -    108,635        -        -        -      -     -         27    108,662
  Net nonutility property, at cost               19          -    6,187      392    1,164    425     -        (54)     8,133
                                            --------------------------------------------------------------------------------

  Net property                                   19    108,635    6,187      392    1,164    425     -        (27)   116,795
                                            --------------------------------------------------------------------------------

Investment in subsidiaries                   52,970          -        -        -        -      -     -    (52,970)         -
                                            --------------------------------------------------------------------------------

Current assets:
  Cash and temporary cash investments          (825)     1,941       97      209      516      -    18          -      1,956
  Note receivable from affiliate              1,600          -        -        -        -      -     -     (1,600)         -
  Accounts receivable, net                       (4)     5,375      999    5,900        -      2     2          -     12,274
  Unbilled revenues                               -      3,522        -        -        -      -     -          -      3,522
  Intercompany accounts receivable            1,942     (1,364)    (330)     (35)     (90)   (42)  (39)       (66)       (24)
  Deferred gas costs                              -         29        -        -        -      -     -          -         29
  Materials and supplies                          -      1,510       95      488        -      -     -          -      2,093
  Supplemental gas supplies                       -      8,824      195        -        -      -     -          -      9,019
  Prepaid and deferred taxes                      -      2,282       16        6        6      9     3          -      2,322
  Prepaid expenses and other                      -        732       96       74        3      -     -          -        905
                                            --------------------------------------------------------------------------------
    Total current assets                      2,713     22,851    1,168    6,642      435    (31)  (16)    (1,666)    32,096
                                            --------------------------------------------------------------------------------
Deferred charges and other assets:
  Regulatory asset - income taxes                 -      2,401        -        -        -      -     -          -      2,401
  Recoverable environmental costs                 -      6,596        -        -        -      -     -          -      6,596
  Other deferred charges                          9      2,016        2        -        5      -     -          -      2,032
  Other assets                                  527         91    1,534       35        5      -    33          -      2,225
                                            --------------------------------------------------------------------------------
    Total deferred charges and other assets     536     11,104    1,536       35       10      -    33          -     13,254
                                            --------------------------------------------------------------------------------

Total assets                                $56,238   $142,590   $8,891   $7,069   $1,609   $394   $17   $(54,663)  $162,145
                                            ================================================================================

Exhibit A

                                         ENERGYNORTH, INC. AND SUBSIDIARIES
                                            CONSOLIDATING BALANCE SHEET
                                        STOCKHOLDERS' EQUITY AND LIABILITIES
                                                 December 31, 1998
                                                     Unaudited
                                                   (in thousands)

                                                ENI       ENGI     ENPI     ENMI     ENRI    BBC    ERI   Elimina-       Total
                                                                                                          tions

Capitalization:
  Common stockholders'equity:
    Common stock                            $ 3,320   $  3,000   $   15   $    2   $    7   $ 10   $  1   $ (3,035)   $  3,320
    Amount in excess of par                  32,506     22,538    1,049    1,990      378    390     45    (26,390)     32,506
    Retained earnings                        17,260     21,323    1,854      153      231     11    (25)   (23,572)     17,235
                                            ----------------------------------------------------------------------------------
      Total common stockholders' equity      53,086     46,861    2,918    2,145      616    411     21    (52,997)     53,061

  Long-term debt                                  -     42,411      292      637      816      -      -          -      44,156
                                            ----------------------------------------------------------------------------------
Total capitalization                         53,086     89,272    3,210    2,782    1,432    411     21    (52,997)     97,217
                                            ----------------------------------------------------------------------------------

Current liabilities:
  Notes payable to banks                      1,600      7,942    1,975      295        -      -      -     (1,600)     10,212
  Current portion of long-term debt               -        436    1,421      108       66      -      -          -       2,031
  Inventory purchase obligation                   -      9,928        -        -        -      -      -          -       9,928
  Accounts payable                             (121)     5,622      606    3,563       30      -      -        (66)      9,634
  Accrued interest                                5      1,156        1        -        7      -      -          -       1,169
  Accrued and deferred taxes                      -      2,104      (10)      99        2    (11)    (4)         -       2,180
  Accrued environmental remediation costs         -      2,822        -        -        -      -      -          -       2,822
  Customer deposits and other                 1,668        255      800        -        -      -      -          -       2,723
                                            ----------------------------------------------------------------------------------
    Total current liabilities                 3,152     30,265    4,793    4,065      105    (11)    (4)    (1,666)     40,699
                                            ----------------------------------------------------------------------------------

Deferred credits:
  Deferred income taxes                           -     17,838      844        -       72     (6)     -          -      18,748
  Unamortized investment tax credits              -      1,610        -        -        -      -      -          -       1,610
  Regulatory liability - income taxes             -      1,129        -        -        -      -      -          -       1,129
  Contributions in aid of construction
   and other                                      -      2,476       44      222        -      -      -          -       2,742
                                            ----------------------------------------------------------------------------------
    Total deferred charges                        -     23,053      888      222       72     (6)     -          -      24,229
                                            ----------------------------------------------------------------------------------

Total stockholders' equity and liabilities  $56,238   $142,590   $8,891   $7,069   $1,609   $394    $17   $(54,663)   $162,145
                                            ==================================================================================


Exhibit A

                                         ENERGYNORTH, INC. AND SUBSIDIARIES
                                         CONSOLIDATING STATEMENT OF INCOME
                                   FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1998
                                                     Unaudited
                                                   (in thousands)

                                       ENI      ENGI      ENPI      ENMI   ENRI    BBC    ERI   Elimina-      Total
                                                                                                   tions
                                      -----------------------------------------------------------------------------

Total operating revenues              $  -   $80,180   $10,443   $19,887   $459   $  -   $  -      $(464)  $110,505

Operating expenses:
  Cost of sales                          -    42,444     5,085    17,376      -      -      -         (7)    64,898
  Operations and maintenance             -    18,452     3,767     1,879    132      -      -       (457)    23,773
  Depreciation and amortization          -     5,554     1,046       145     77     (1)     -          -      6,821
  Taxes other than income taxes          -     3,702       199       107     51     17      -          -      4,076
  Federal and state income taxes         -     2,329       (19)      197     53     (8)     9          -      2,561
                                      -----------------------------------------------------------------------------
    Total operating expenses             -    72,481    10,078    19,704    313      8      9       (464)   102,129
                                      -----------------------------------------------------------------------------

Operating income (loss)                  -     7,699       365       183    146     (8)    (9)         -      8,376

Other income (expense), net              -       983      (154)      169     19     (5)    23          -      1,035

Interest expense:
  Interest on long-term debt             -     3,616       160        43     75      -      -          -      3,894
  Other interest                         -       988        74         -      -      -      -          -      1,062
                                      -----------------------------------------------------------------------------
    Total interest expense               -     4,604       234        43     75      -      -          -      4,956
                                      -----------------------------------------------------------------------------

Net income (loss)                     $  -   $ 4,078   $   (23)  $   309   $ 90   $(13)   $14      $   -   $  4,455
                                      =============================================================================

Consolidated basic earnings per share  $1.35



                                         ENERGYNORTH, INC. AND SUBSIDIARIES
                                         CONSOLIDATING STATEMENT OF SURPLUS
                                   FOR THE CALENDAR YEAR ENDED DECEMBER 31, 1998
                                                     Unaudited
                                                   (in thousands)

                                      ENI       ENGI      ENPI    ENMI    ENRI     BBC     ERI    Elimina-      Total
                                                                                                     tions
                                  -----------------------------------------------------------------------------------

Balance - December 31, 1997       $17,181    $21,046    $2,294    $  -    $141    $ 24    $(39)   $(23,493)   $17,154

Add:
      Net income (loss)             4,453      4,078       (23)    309      90     (13)     14      (4,453)     4,455

Less:
      Cash dividends                4,374      3,801       417     156       -       -       -      (4,374)     4,374
                                  -----------------------------------------------------------------------------------
Balance - December 31, 1998       $17,260    $21,323    $1,854    $153    $231     $11    $(25)   $(23,572)   $17,235
                                  ===================================================================================